Exhibit 99.1

Heritage Commerce Corp to Participate at the D.A. Davidson 16th Annual Financial Services Conference on May 13 – 14, 2014, in Denver, CO

San Jose, California – May 12, 2014 – Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”)  for Heritage Bank of Commerce (the “Bank”), today announced that it will present at the D.A. Davidson 16th Annual Financial Services Conference at the Embassy Suites in Denver, Colorado.  Walter T. Kaczmarek, President and Chief Executive Officer, is scheduled to present on Tuesday, May 13, 2014 at 1:50 p.m., Mountain Daylight Time (MDT).  The presentation will be archived for 90 days after the conference, and can be viewed at http://wsw.com/webcast/dadco27/HTBK.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender with an additional Loan Production Office in Lincoln, California.  For more information, please visit www.heritagecommercecorp.com.

Member FDIC